UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                         Date of Report: March 16, 2001

                 Date of Earliest Event Reported: March 14, 2001

                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

               VIRGINIA                              54-1387365
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000

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Item 5. OTHER EVENTS.

As discussed in a press release distributed on March 14, 2001 and in a publicly available telephone conference call on March 15, 2001, Dollar Tree issued the following sales information and earnings outlook for the first quarter of 2001.

Net Sales

We expect net sales to be approximately $385 million in the first quarter of 2001 with a slight decrease in comparable store net sales. This estimate is below our previous expectations as we experienced lower than expected sales in February and the first half of March. We believe this decrease in net sales is primarily the result of decreased traffic and a slight decline in the average transaction. We believe traffic patterns are due to declining consumer confidence and the impact of store closings resulting from inclement weather.

Comparable store net sales may be categorized based on the anchor tenant at the store location:

     o Strip center stores anchored by grocery stores experienced a comparable store net sales increase.

     o Stores anchored by department stores (including mall and strip centers) experienced the largest comparable store net sales decrease.

     o Strip center stores anchored by Wal Mart, Kmart or Target experienced only a slight comparable store net sales decrease.

In addition, our stores in the West have experienced comparable store net sales increases during the quarter. We believe this is the result of the West coast stores being larger, on average, and offering more consumable merchandise than our eastern stores. Also, these stores were less impacted by inclement weather than our eastern stores.

Based on current sales levels, we believe comparable store net sales during the second quarter could decrease by more than 10%. We experienced a 14.3% comparable store net sales increase in the second quarter of 2000. In addition, Easter is one week earlier in the second quarter of 2001 as compared to 2000. However, we continue to plan for comparable store net sales increases of 3% to 4%in the second half of 2001.

Gross Margin

As a result of comparable store net sales being lower than expected, we experienced a loss of leverage in gross margin, primarily related to store occupancy costs. We believe that gross margin will be approximately 33.5% for the first quarter. In addition, for the second quarter of 2001, we believe gross margin could decrease by at least 1.1 percentage points compared to the same period in 2000.

Selling, General and Administrative Expenses

We expect selling, general and administrative expenses to be approximately $112 to $113 million for the first quarter, which is approximately 25% higher than the first quarter of 2000. We expect that selling, general and administrative expenses in the second quarter of 2001 will also be approximately 25% higher than the second quarter of 2000, excluding merger-related expenses in 2000.

Earnings

Due to lower than expected quarterly sales and the resulting loss of leverage, we estimate that diluted earnings per share will be approximately $0.09 for the first quarter of 2001.

Dollar Express Stores

Through March 14, 2001, we have converted 12 of the Dollar Express stores to the Dollar Tree format and changed the names of those stores to Dollar Tree. The early results of these remodels are similar to our experience with conversions of other acquired stores. Also, we have experienced increases in gross margin at the Dollar Express stores as a result of our operating procedures and merchandise mix.

As previously stated, during the first three quarters of 2001 we intend to convert 65 to 70 of the Dollar Express stores. We expect capital expenditures for these conversions to be approximately $3 million.

Store Opening Plans

Through March 14, 2001, we have opened 46 stores, closed 8 stores and remodeled 27 stores during the first quarter. We expect to open approximately 60 stores total during the first quarter.

We intend to continue with our original store opening and relocation and expansion plans for 2001. These plans include adding 250 to 260 stores and relocating or expanding approximately 100 stores.

We estimate that our capital expenditures in 2001 will be approximately $115 million. The majority of these expenditures are allocated for new stores, relocations and expansions, and remodeling of existing stores.

Inventory

We are actively managing our merchandise receipts to balance the loss of sales we have experienced in the fourth quarter of 2000 and the first quarter of 2001. We are primarily adjusting domestic receipts because of their shorter lead times in comparison to our import merchandise. If the current sales trends continue, we expect that our inventories at June 30, 2001 will be approximately 30% higher than inventory levels at June 30, 2000.
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A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This filing contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding:

     o    net sales for the first quarter of 2001;

     o comparable store net sales increases or decreases in the first and second quarters of 2001 and the full year 2001;

     o    gross margin for the first and second quarters of 2001;

     o selling, general and administrative expenses for the first and second quarters of 2001;

     o    diluted earnings per share for the first quarter of 2001;

     o plans to convert the Dollar Express stores, including the cost and the timing of these conversions;

     o store opening plans, including relocations and expansions, for the first quarter and full year 2001;

     o    capital expenditures in 2001; and

     o    future inventory levels.

These forward-looking statements are subject to numerous risks and uncertainties that may affect us including:

     o    adverse weather and economic conditions, such as consumer confidence;

     o possible difficulties in meeting our sales and other expansion goals and anticipated comparable store net sales increases;

     o the difficulties and uncertainties in adding and operating larger stores, with which we have less experience;

     o the seasonality of our sales and the importance of our fourth quarter operating results;

     o the difficulties in managing our aggressive growth plans, including opening stores on a timely basis;

     o possible delays, costs and other difficulties in integrating Dollar Express with our business;

     o possible increases in merchandise costs, shipping rates, freight costs, wage levels, inflation, competition and other adverse economic factors; and

     o the capacity and performance of our distribution system and our ability to expand its capacity in time to support our sales growth.

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections in our prospectus filed August 3, 2000 and our Annual Report on Form 10-K filed March 17, 2000 and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q filed November 14, 2000. Also, carefully review "Risk Factors" in our most recent prospectus filed November 15, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of future events and you should not expect us to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: March 16, 2001

                                  DOLLAR TREE STORES, INC.


                          By:     /s/ Frederick C. Coble

                                  --------------------------------
                                  Frederick C. Coble

                                  Senior Vice President, Chief Financial Officer